EX-99.11



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 16, 1996, relating to the financial statements and financial highlights of The Heritage Series Trust - Small Cap Stock Fund, Growth Equity Fund, Value Equity Fund and Eagle International Equity Portfolio, which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.







Price Waterhouse LLP
400 North Ashley Street, Suite 2800
Tampa, Florida  33602
February 26, 1997